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                                                              EXHIBIT 23.6A

                         CONSENT OF INDEPENDENT AUDITOR

  We consent to the inclusion in this registration statement on Form S-1 of our report dated June 2, 1995, except for notes 12 and 15 as to which the date is November 7, 1996, on our audits of the financial statements of PT RHP for the years 1994 and 1993. We also consent to the reference to our firm under the caption "experts".

Siddharta Siddharta & Harsono
Registered Public Accountants

(a member of Cooper & Lybrand International)

/s/ Dra. Tohana Widjaja

Jakarta, November 20, 1996